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                                                                     Exhibit 2.1


                Amendment No. 1 to Agreement and Plan of Merger


          AMENDMENT NO. 1, dated as of July 12, 1999 (this "Amendment"), to the
                                                            ---------
Agreement and Plan of Merger, dated as of March 31, 1999 (the "Agreement"),
                                                               ---------
among BP AMOCO p.l.c., an English public limited company ("BP Amoco"), ATLANTIC
                                                           --------
RICHFIELD COMPANY, a Delaware corporation ("ARCO") and Prairie Holdings, Inc., a
                                            ----
Delaware corporation and direct wholly owned subsidiary of BP Amoco ("Merger
                                                                      ------
Sub").


                              W I T N E S S E T H:


          WHEREAS, BP Amoco, ARCO and Merger Sub desire to amend the Agreement; and

          WHEREAS, Section 6.2 of the Agreement provides that, prior to approval by the respective shareholders of ARCO and BP Amoco, the Agreement may be modified or amended by agreement of the parties, by action taken or authorized by their respective boards of directors prior to the Effective Time (as defined in the Agreement) and by an instrument in writing executed and delivered by duly authorized officers of each of the parties hereto; and

          WHEREAS, the respective Boards of BP Amoco, ARCO and Merger Sub have approved this Amendment and authorized their duly authorized officers to execute and deliver this Amendment;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I
                          Amendments to the Agreement
                          ---------------------------

     1.1 The Agreement shall be amended to read in its entirety as set forth in Appendix 1 hereto.
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                                   ARTICLE II
                                 Miscellaneous
                                 -------------

     2.1   Definitions.  Capitalized terms used in this Amendment and not
           -----------
defined herein shall have the respective meanings ascribed to them in the Agreement.

     2.2   Entire Agreement; Restatement.  Other than as amended by Section 1.1
           -----------------------------
above, the Agreement shall remain in full force and effect unaffected hereby. Reference in the Agreement to "this Agreement," "herein" and "hereof" shall be deemed to refer to the Agreement, as amended by this Amendment, and the parties hereto hereby agree that the Agreement may be restated to reflect the amendments provided for in this Amendment.

     2.3   Counterparts.  This Amendment may be executed in any number of
           ------------
counterparts, each such counterpart being deemed an original instrument, and all such counterparts shall together constitute the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of the date first written above.

                              BP AMOCO p.l.c.


                              By:___________________________
                                 Name:
                                 Title:


                              ATLANTIC RICHFIELD COMPANY


                              By:___________________________
                                 Name:
                                 Title:


                              PRAIRIE HOLDINGS, INC.
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                              By:___________________________
                                 Name:
                                 Title: